Exhibit 99.1

Herbalife Ltd. Announces Record First Quarter 2012 and Raises 2012 Earnings Guidance

  First quarter worldwide volume point growth of 24 percent with increases in each of its six regions compared to the prior year period.
  First quarter EPS of $0.88 increased 24 percent compared to the prior year period adjusted EPS1.
  Raising FY’12 EPS guidance to a range of $3.58 to $3.74.
  Board of directors approved a $0.30 per share quarterly dividend.

LOS ANGELES--(BUSINESS WIRE)--April 30, 2012--Herbalife Ltd. (NYSE:HLF) today reported first quarter net sales of $964.2 million, a 21 percent increase driven by a 24 percent increase in volume points compared to the prior year period. For the same period, the company reported net income of $108.2 million, or $0.88 per diluted share, reflecting an increase of 22 percent and 24 percent respectively compared to the adjusted first quarter 2011 net income of $88.7 million and $0.71 per diluted share.

“Our business momentum has continued into 2012, with strong sales performance from each of our six regions,” said Michael O. Johnson, the company’s chairman and CEO. “The financial strength of our business model is once again reflected in our cash flow generation in the quarter.”

For the quarter ended March 31, 2012, the company generated cash flow from operations of $120.4 million, an increase of 11 percent compared to the prior year period, paid dividends of $35.2 million, invested $24.9 million in capital expenditures and repurchased $50.0 million in common shares outstanding under our share repurchase program.

First Quarter Regional Key Metrics2,3

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	1Q'12	Yr/Yr % Chg	1Q'12	Yr/Yr % Chg
North America	298.4	23%	62,532	19%
Asia Pacific	273.8	38%	55,706	38%
EMEA	145.9	6%	41,332	15%
Mexico	191.4	16%	52,674	24%
South & Central America	164.7	32%	40,614	31%
China	40.9	25%	9,531	31%
Worldwide Total	1,115.1	24%	252,321	23%

Updated 2012 Guidance

Guidance for fully diluted 2012 EPS is based on the average daily exchange rates of the first two weeks of April 2012.

Based on current business trends the company’s second quarter fiscal 2012 and fiscal 2012 guidance is provided below.

	Three Months Ending		Twelve Months Ending
	June 30, 2012		December 31, 2012
	Low	High	Low	High
Volume Point Growth vs 2011	11.5%	13.5%	12.0%	14.0%
Net Sales Growth vs 2011	9.5%	11.5%	12.5%	14.5%
Diluted EPS	$0.91	$0.95	$3.58	$3.74
Cap Ex ($ millions)	$25.0	$30.0	$110.0	$120.0
Effective Tax Rate	27.0%	29.0%	26.5%	28.5%

Announces Quarterly Dividend

The company reported today that its board of directors has approved a dividend of $0.30 per share to shareholders of record effective May 15, 2012, payable on May 30, 2012.

First Quarter Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, May 1, 2012 at 8 a.m. PST (11 a.m. EST).

The dial-in number for this conference call for domestic callers is (877) 317-1296 and (706) 634-5671 for international callers (conference ID 66116502). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 66116502). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global nutrition company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 81 countries through a network of independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains information about Herbalife, including financial and other information for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• any collateral impact resulting from the ongoing worldwide financial “crisis,” including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a difficult economic environment;

• our relationship with, and our ability to influence the actions of, our distributors;

• improper action by our employees or distributors in violation of applicable law;

• adverse publicity associated with our products or network marketing organization;

• changing consumer preferences and demands;

• our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;

• the competitive nature of our business;

• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;

• legal challenges to our network marketing program;

• risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

• uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

• uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;

• our inability to obtain the necessary licenses to expand our direct selling business in China;

• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

• our dependence on increased penetration of existing markets;

• contractual limitations on our ability to expand our business;

• our reliance on our information technology infrastructure and outside manufacturers;

• the sufficiency of trademarks and other intellectual property rights;

• product concentration;

• changes in tax laws, treaties or regulations, or their interpretation;

• taxation relating to our distributors;

• product liability claims; and

• whether we will purchase any of our shares in the open markets or otherwise.

We do not undertake any obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

1 See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail.

2 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com.

3 Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

RESULTS OF OPERATIONS:

Herbalife Ltd.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	3/31/2012	3/31/2011

North America	$210,710	$167,000
Mexico	117,109	103,877
South and Central America	165,470	125,277
EMEA	153,993	153,937
Asia Pacific	259,948	199,303
China	56,945	45,702
Worldwide net sales	964,175	795,096
Cost of Sales	196,144	162,793
Gross Profit	768,031	632,303
Royalty Overrides	317,533	264,377
SGA	296,393	244,526
Operating Income	154,105	123,400
Interest Expense - net	1,373	2,648
Income before income taxes	152,732	120,752
Income Taxes	44,570	32,733
Net Income	108,162	88,019

Basic Shares	116,191	118,206
Diluted Shares	122,373	125,625

Basic EPS	$0.93	$0.74
Diluted EPS	$0.88	$0.70

Dividends declared per share	$0.30	$0.13

Herbalife Ltd.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	Mar 31,	Dec 31,
	2012	2011

ASSETS
Current Assets:
Cash & cash equivalents	$305,861	$258,775
Receivables, net	106,647	89,660
Inventories	250,541	247,696
Prepaid expenses and other current assets	127,181	117,073
Deferred income taxes	54,754	55,615
Total Current Assets	844,984	768,819

Property, plant and equipment, net	201,380	193,703
Deferred compensation plan assets	23,063	20,511
Deferred financing cost, net	4,516	4,797
Other assets	41,381	41,125
Marketing related intangibles and other intangible assets, net	311,592	311,764
Goodwill	105,490	105,490
Total Assets	$1,532,406	$1,446,209

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$69,591	$57,095
Royalty overrides	201,242	197,756
Accrued compensation	58,951	76,435
Accrued expenses	159,818	152,744
Current portion of long term debt	3,733	1,542
Advance sales deposits	41,589	31,702
Income taxes payable	30,912	31,415
Total Current Liabilities	565,836	548,689

Non-current liabilities
Long-term debt, net of current portion	228,055	202,079
Deferred compensation plan liability	27,133	23,702
Deferred income taxes	68,953	72,348
Other non-current liabilities	37,665	39,203
Total Liabilities	927,642	886,021

Commitments and Contingencies

Shareholders' equity:
Common shares	117	116
Additional paid in capital	302,310	291,950
Accumulated other comprehensive loss	(28,312)	(37,809)
Retained earnings	330,649	305,931
Total Shareholders' Equity	604,764	560,188

Total Liabilities and Shareholders' Equity	$1,532,406	$1,446,209

Herbalife Ltd.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	3/31/2012	3/31/2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$108,162	$88,019
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,590	18,562
Excess tax benefits from share-based payment arrangements	(20,675)	(6,343)
Share based compensation expenses	7,227	5,604
Amortization of discount and deferred financing costs	286	149
Deferred income taxes	(597)	470
Unrealized foreign exchange transaction loss (gain)	(3,868)	1,383
Write-off of deferred financing costs	-	914
Other	391	751
Changes in operating assets and liabilities:
Receivables	(14,759)	(20,493)
Inventories	9,742	4,184
Prepaid expenses and other current assets	(4,029)	(13,582)
Other assets	(905)	(251)
Accounts payable	11,496	8,861
Royalty overrides	(2,302)	7,340
Accrued expenses and accrued compensation	(17,373)	(21,122)
Advance sales deposits	9,062	20,998
Income taxes	16,489	9,494
Deferred compensation plan liability	3,431	3,030
NET CASH PROVIDED BY OPERATING ACTIVITIES	120,368	107,968
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(24,691)	(28,325)
Proceeds from sale of property, plant and equipment	15	2
Deferred compensation plan assets	(2,552)	(197)
NET CASH USED IN INVESTING ACTIVITIES	(27,228)	(28,520)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(35,172)	(14,819)
Borrowings from long-term debt	114,560	289,700
Principal payments on long-term debt	(86,402)	(284,924)
Deferred financing costs	-	(5,516)
Share repurchases	(72,942)	(8,965)
Excess tax benefits from share-based payment arrangements	20,675	6,343
Proceeds from exercise of stock options and sale of stock under employee stock purchase plan	7,128	1,689
NET CASH USED IN FINANCING ACTIVITIES	(52,153)	(16,492)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	6,099	7,260
NET CHANGE IN CASH AND CASH EQUIVALENTS	47,086	70,216
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	258,775	190,550
CASH AND CASH EQUIVALENTS, END OF YEAR	305,861	260,766
CASH PAID DURING THE YEAR
Interest paid	$2,477	$2,093
Income taxes paid	$29,958	$21,874

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited), (Dollars in Thousand, Except Per Share Data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors in analyzing period to period comparisons of the Company’s results. However, non-GAAP financial measures should not be considered substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended
	3/31/2012	3/31/2011

Net income, as reported	$108,162	$88,019
Write-off of unamortized deferred financing cost
from debt refinancing (net of $214 tax benefit)	-	700
Net income, as adjusted	$108,162	$88,719

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ended
	3/31/2012	3/31/2011

Diluted earnings per share, as reported	$0.88	$0.70
Write-off of unamortized deferred financing cost
from debt refinancing	-	0.01
Diluted earnings per share, as adjusted	$0.88	$0.71

The following is a reconciliation of total long-term debt to net debt:

	3/31/2012	12/31/2011

Total long-term debt (current and long-term portion)	$231,788	$203,621
Less: Cash and cash equivalents	305,861	258,775
Net debt	$(74,073)	$(55,154)

CONTACT:
Herbalife Ltd.
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
213.745.0517
or
Investor Contact:
Amy Greene
VP, Investor Relations
213.745.0474